Exhibit 99.1

PARK HOTELS & RESORTS INC. COMPLETES ACQUISITION OF

CHESAPEAKE LODGING TRUST

TYSONS, Va., September 18, 2019 — Park Hotels & Resorts Inc. (NYSE: PK) (“Park” or the “Company”) has completed its previously announced acquisition of Chesapeake Lodging Trust (“Chesapeake”). The announcement follows approval of the transaction by Chesapeake’s shareholders at a special meeting of Chesapeake shareholders held on September 10, 2019. Based on Park’s closing stock price as of September 17, 2019, the total transaction value is approximately $2.5 billion, inclusive of transaction costs. In connection with the acquisition, Park will be added to the S&P MidCap 400 Index effective today.

The acquisition expands Park’s presence across several high-growth U.S. markets including San Francisco, Boston, Denver, Miami, San Diego and Los Angeles, and accelerates Park’s strategic goals of upgrading the quality of its portfolio and achieving brand, operator and geographic diversity. On a combined basis, Park’s portfolio now consists of 66 hotels with over 35,000 rooms located primarily in prime city center and resort locations. The acquisition of Chesapeake increases Park’s total enterprise value to over $10 billion, solidifying its position as the second largest publicly-traded lodging REIT.

“We are extremely pleased to have completed this strategic acquisition of an exceptional portfolio of hotels which further enhances our overall portfolio quality and positions the Company to drive superior, risk-adjusted earnings growth over the long run,” said Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer of Park. “This acquisition allows us to diversify our brand portfolio, and we are excited to be joining the Marriott, Hyatt and IHG family of brands. As we have done with our existing portfolio since our separation from Hilton in 2017, we will work tirelessly to unlock the embedded growth opportunities within these assets and create value for Park’s stockholders as we deploy our aggressive asset management strategies. I would like to thank the Park associates, as well as our advisors, for their incredible efforts to close this transaction. I would also like to thank Jim Francis and the entire Chesapeake team for their professionalism and partnership throughout this process.”

Leadership and Organization

Thomas J. Baltimore, Jr. will continue to serve as Chairman of Park’s Board of Directors and Chief Executive Officer. Along with Mr. Baltimore, Park’s existing senior management team will continue to lead the Company. Park is also pleased to welcome two former Chesapeake Trustees to its Board of Directors, Thomas A. Natelli and Thomas D. Eckert, expanding the composition of Park’s Board of Directors to 10 members.

Anticipated Synergies

Park has identified approximately $24 million of potential EBITDA upside in 2020 and approximately $34 million of potential EBITDA upside in 2021 across Chesapeake’s portfolio, including approximately $17 million of annual G&A savings. Over time, Park anticipates that additional upside will be generated by select ROI projects including the repurposing of underutilized space to expand meeting space and add additional keys, as well as energy efficiency projects and brand repositionings at select properties.

Transaction Terms

In connection with the merger transaction, each Chesapeake share was converted into the right to receive $11.00 in cash and 0.628 of a share of Park common stock. Upon closing, Park’s total outstanding share count is approximately 240 million shares, with former Chesapeake shareholders owning approximately 16 percent and existing Park stockholders owning approximately 84 percent of the combined Company’s common equity. As a result of the acquisition, Chesapeake common shares will cease trading on the New York Stock Exchange effective before the market opens today.

At closing, Park drew on the $850 million five-year tranche from its previously announced unsecured delayed draw term loan agreement and terminated the commitment with respect to the $100 million two-year tranche. Proceeds are being used to pay a portion of the merger consideration and to repay approximately $352 million of Chesapeake debt, including its $225 million term loan facility and two property mortgages with maturities scheduled in 2020. Giving effect to the acquisition, Park now has a total of $4.3 billion of outstanding debt, including $234 million of unconsolidated joint venture debt. Park also has over $1.2 billion in liquidity between cash on hand and its $1 billion undrawn revolver.

In connection with the acquisition, Park is assuming Chesapeake’s interest rate swap agreement, which fixes one-month Libor at 1.86 percent for a portion of Park’s five-year unsecured delayed draw term loan up to the $225 million notional amount of the swap. Park also is assuming approximately $310 million of existing mortgage loans secured by four of Chesapeake’s properties with maturities ranging from 2022 to 2026 and that bear interest at fixed rates ranging from 4.11% to 4.90% per year.

Prior to closing the transaction, Chesapeake completed the previously announced sale of its two New York City assets, Hyatt Herald Square New York and Hyatt Place New York Midtown South, for total gross proceeds of $138 million. As part of that sales transaction, approximately $85 million of mortgage debt was defeased.

Advisors

BofA Merrill Lynch and Barclays acted as financial advisors and Hogan Lovells acted as legal counsel to Park. J.P. Morgan Securities LLC acted as exclusive financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Polsinelli PC acted as legal counsel to Chesapeake.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the declaration and payment of future dividends, statements about the acquisition of Chesapeake by Park and statements that address operating performance, events or developments that Park expects or anticipates will occur in the future, including but not limited to statements regarding anticipated synergies or cost savings, future financial and operating results, plans, objectives, expectations and intentions, creation of value for stockholders, benefits of the acquisition of Chesapeake to customers, employees, stockholders and other constituents of the combined company, the integration of Park and Chesapeake, the effects of industry, market, economic, political or regulatory conditions outside of Park’s control and other non-historical statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2018, its Quarterly Reports on Form 10-Q and its, Current Reports on Form 8-K. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Park Hotels & Resorts

Park Hotels & Resorts Inc. is the second largest publicly-traded lodging real estate investment trust (REIT) comprised of a geographically diverse portfolio of hotels and resorts with significant underlying real estate value. Following this acquisition, our portfolio consists of 66 premium-branded hotels and resorts with over 35,000 rooms primarily located in prime city center and resort locations. For additional information, please visit Park’s website at www.pkhotelsandresorts.com.

For more information, contact:

Ian Weissman

Senior Vice President, Corporate Strategy

571-302-5591

iweissman@pkhotelsandresorts.com

For additional information or to receive press releases via e-mail, please visit our website at

www.pkhotelsandresorts.com